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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): JANUARY 20, 2005


                         NORTHERN BORDER PARTNERS, L.P.
             (Exact name of registrant as specified in its charter)


           DELAWARE                        1-12202               93-1120873
(State or other jurisdiction of          (Commission            (IRS Employer
        incorporation)                   File Number)        Identification No.)

           13710 FNB PARKWAY
            OMAHA, NEBRASKA                                       68154-5200
(Address of principal executive offices)                          (Zip Code)

       Registrant's telephone number, including area code: (402) 492-7300


                      -------------------------------------
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))




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ITEM 5.02  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF PRINCIPAL OFFICERS

         We do not directly employ any of the persons responsible for managing or operating Northern Border Partners, L.P. (the "Partnership") or for providing it with services relating to its day-to-day business affairs. We have entered into an Administrative Services Agreement with NBP Services, a wholly-owned subsidiary of ONEOK, Inc., pursuant to which NBP Services provides tax, accounting, legal, cash management, investor relations, operating and other services for us. Northern Plains Natural Gas Company, LLC, one of our general partners and a subsidiary of ONEOK, provides certain administrative, operating and management services to the Partnership through Operating Agreements with Northern Border Pipeline, Midwestern Gas Transmission and Viking Gas Transmission.

         We have been informed that effective February 1, 2005, Christopher R Skoog, 41, has been appointed executive vice president of Northern Plains. This newly created position will report to Bill Cordes, president of Northern Plains and chief executive officer of the Partnership. Mr. Skoog will be responsible for all commercial, operational and regulatory functions of the Partnership's natural gas businesses and will coordinate the Partnership's business development initiatives. From 1999 to January 31, 2005, Mr. Skoog served as President of ONEOK Energy Services Company, II. From 1995 to 1999, he was Vice President, ONEOK Gas Marketing Company.

         ONEOK Energy Services Company, II is currently a shipper on Northern Border Pipeline.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             NORTHERN BORDER PARTNERS, L.P.


Date:  January 25, 2005                      By:   /s/ Jerry L. Peters
                                                --------------------------------
                                                Name:  Jerry L. Peters
                                                Title: Chief Financial and
                                                       Accounting Officer